                                  EXHIBIT 21.1


                                  SUBSIDIARIES

Name of Subsidiary                                              Country or State of Organization
------------------                                              --------------------------------
AremisSoft Norway AS                                            Norway corporation
AremisSoft (E.E.M.E.A) Limited                                  Cryprus corporation
AremisSoft (UK) Plc                                             United Kingdom corporation
AremisSoft Hospitality (Switzerland) GmBH                       Switzerland corporation
AremisSoft Hospitality (US), Inc.                               Delaware corporation
AremisSoft Australia Pty Ltd.                                   Australia corporation
AremisSoft (HK) Corporation Ltd.                                Hong Kong corporation
AremisSoft Hospitality (UK) Ltd.                                United Kingdom corporation
AremisSoft Manufacturing (US), Inc.                             Delaware corporation
ennovation.com                                                  India corporation
Impact Level (M) Sdn. Bhd.                                      Malaysia corporation
Latin America One Pte Ltd.                                      Singapore corporation
LK Global Software Engineering (India) Private Ltd.             India corporation
LK Global Information Systems BV                                Netherlands corporation
LK Global Manufacturing (US) Inc.                               Delaware corporation
Online Applications, Inc.                                       Delaware corporation